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                                                                     Exhibit 4.8



                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT, dated as of September 2, 2003, among Select Medical Corporation, a Delaware corporation (the "Company"), the subsidiary guarantors listed on Schedules I and II hereto (the "Subsidiary Guarantors") and Select Medical Escrow, Inc., a Delaware corporation ("Select Medical Escrow").

                              W I T N E S S E T H:

         WHEREAS, Select Medical Escrow and U.S. Bank Trust National Association, as trustee (the "Trustee") executed and delivered an Indenture, dated as of August 12, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of the 7 1/2% Senior Subordinated Notes due 2013 (the "Securities") of Select Medical Escrow;

         WHEREAS, concurrently herewith, the Company and the Subsidiary Guarantors are executing and delivering to the Trustee, pursuant to Section 501 of the Indenture, a Supplemental Indenture, dated as of the date hereof, pursuant to which the Company is assuming Select Medical Escrow's obligations under the Indenture and the Securities and the Subsidiary Guarantors are guaranteeing the Company's obligations under the Indenture and the Securities;

         WHEREAS, Select Medical Escrow is a party to each of (i) the Purchase Agreement, dated July 29, 2003 (the "Purchase Agreement"), between Select Medical Escrow and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc. and Jefferies & Company, Inc. (collectively, the "Initial Purchasers"), (ii) the Registration Rights Agreement, dated as of August 12, 2003 (the "Registration Rights Agreement"), between the Company, Select Medical Escrow and the Initial Purchasers, (iii) the Indenture, dated as of August 12, 2003 (the "Indenture"), among Select Medical Escrow, U.S. Bank Trust National Association, as trustee, and the Subsidiary Guarantors party thereto, and (iv) the Escrow Agreement, dated as of August 12, 2003 (the "Escrow Agreement" and, together with the Purchase Agreement, the Registration Rights Agreement and the Indenture, the "Assigned Agreements"), between the Company, Select Medical Escrow, U.S. Bank Trust National Association, as trustee, and U.S. Bank National Association, as escrow agent (the "Escrow Agent");

         WHEREAS, on the date hereof, Select Medical Escrow will merge with and into the Company (the "Select Medical Escrow Merger") and in connection therewith

                                       1
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will be released from further liabilities with respect to the Assigned
Agreements by operation of law;

         WHEREAS, Select Medical Escrow, pursuant to this Assumption Agreement, desires to assign all of its right, title and interest to, and liabilities and obligations under, the Assigned Agreements to the Company, the Company desires to assume all of Select Medical Escrow's right, title and interest thereto and liabilities and obligations thereunder and the Subsidiary Guarantors desire to guarantee the liabilities and obligations thereunder; and

         WHEREAS, this Assumption Agreement has been duly authorized by all necessary corporate action on the part of each of the Company, Select Medical Escrow and the Subsidiary Guarantors.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and Select Medical Escrow mutually covenant and agree:

                                   ARTICLE I

                      Assignment, Guarantee and Assumption

         Section 1.1. Assignment. Select Medical Escrow hereby grants, assigns, conveys, sets over and delivers to the Company and its successors and assigns all of its right, title and interest to, and liabilities and obligations under, the Assigned Agreements, to have and hold unto the Company and its successors and assigns forever.

         Section 1.2. Assumption. In consideration of the assignment made herein to the Company, the Company hereby agrees to assume, pay, perform and observe all covenants, agreements, liabilities and obligations of Select Medical Escrow under the Assigned Agreements and the Indenture. By operation of law, pursuant to the Select Medical Escrow Merger, Select Medical Escrow shall cease to exist and shall thereby be released and discharged from and shall not be responsible to any person for the discharge or performance of any duty or obligation pursuant to or in connection with the Assigned Agreements, and the Company shall be substituted in lieu of Select Medical Escrow as a party to each of the Assigned Agreements. Upon and concurrently with such assignment and assumption, the Subsidiary Guarantors agree to guarantee the payment, performance and observance of the Company's covenants, agreements, liabilities and obligations under the Assigned Agreements.

         Section 1.3. Further Assurances. Each of Select Medical Escrow, the Subsidiary Guarantors and the Company shall execute such additional documents and

                                       2
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instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof.

                                   ARTICLE II

                                  Miscellaneous

         Section 2.1. Severability. In case any provision in this Assumption Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.3. Multiple Originals. The parties may sign any number of copies of this Assumption Agreement, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 2.4. Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Assumption Agreement to be duly executed as of the date first written above.

                                        SELECT MEDICAL CORPORATION


                                        By:  /s/ Michael E. Tarvin
                                             -------------------------------
                                             Name:   Michael E. Tarvin
                                             Title:  Senior Vice President

                                        SELECT MEDICAL ESCROW, INC.

                                        By:  /s/ Michael E. Tarvin
                                             -------------------------------
                                             Name:   Michael E. Tarvin
                                             Title:  Vice President

                                        SUBSIDIARY GUARANTOR:

                                        EACH SUBSIDIARY GUARANTOR LISTED ON
                                        SCHEDULE I HERETO

                                        By:  /s/ Michael E. Tarvin
                                             -------------------------------
                                             Name:   Michael E. Tarvin
                                             Title:  Vice President

                                       4
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                                        SUBSIDIARY GUARANTOR:

                                        EACH SUBSIDIARY GUARANTOR LISTED ON
                                        SCHEDULE II HERETO


                                        By:  /s/ Michael E. Tarvin
                                             -------------------------------
                                             Name:   Michael E. Tarvin
                                             Title:  Vice President

                                       5
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                                                                      SCHEDULE I

                               COMPANY GUARANTORS

Affiliated Physical Therapists, Ltd.
Allegany Hearing and Speech, Inc.
American Transitional Hospitals, Inc.
Athens Sports Medicine Clinic, Inc.
Ather Sports Injury Clinic, Inc.
Atlantic Health Group, Inc.
Atlantic Rehabilitation Services, Inc.
Avalon Rehabilitation & Healthcare, LLC
Buendel Physical Therapy, Inc.
C.E.R. - West, Inc.
C.O.A.S.T. Institute Physical Therapy, Inc.
CCISUB, Inc.
Cenla Physical Therapy & Rehabilitation Agency, Inc.
Center for Evaluation & Rehabilitation, Inc.
Center for Physical Therapy & Sports Rehabilitation, Inc.
CenterTherapy, Inc.
Champion Physical Therapy, Inc.
Coplin Physical Therapy Associates, Inc.
Crowley Physical Therapy Clinic, Inc.
Douglas Avery & Associates, Ltd.
Elk County Physical Therapy, Inc.
Fine, Bryant & Wah, Inc.
Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.
Gallery Physical Therapy Center, Inc.
Georgia Physical Therapy of West Georgia, Inc.
Georgia Physical Therapy, Inc.
GP Therapy, L.L.C.
Greater Sacramento Physical Therapy Associates, Inc.

Grove City Physical Therapy and Sports Medicine, Inc.
Gulf Breeze Physical Therapy, Inc.
Hand Therapy Associates, Inc.
Hand Therapy and Rehabilitation Associates, Inc.
Hangtown Physical Therapy, Inc.
Hawley Physical Therapy, Inc.
Hudson Physical Therapy Services, Inc.
Human Performance and Fitness, Inc.
Indianapolis Physical Therapy and Sports Medicine, Inc.
Intensiva Healthcare Corporation
Intensiva Hospital of Greater St. Louis, Inc.
Joyner Sports Science Institute, Inc.
Joyner Sportsmedicine Institute, Inc.
Kentucky Rehabilitation Services, Inc.
Lynn M. Carlson, Inc.
Metro Rehabilitation Services, Inc.
Michigan Therapy Centre, Inc.
MidAtlantic Health Group, Inc.
Monmouth Rehabilitation, Inc.
New England Health Group, Inc.
New Mexico Physical Therapists, Inc.
Northside Physical Therapy, Inc.
NovaCare Health Group, LLC
NovaCare Occupational Health Services, Inc.
NovaCare Outpatient Rehabilitation East, Inc.
NovaCare Outpatient Rehabilitation, Inc.
NovaCare Outpatient Rehabilitation of California, Inc.
NovaCare Outpatient Rehabilitation West, Inc.
NovaCare Rehabilitation, Inc.
NW Rehabilitation Associates, Inc.
P.T. Services Company
P.T. Services, Inc.
P.T. Services Rehabilitation, Inc.
Peter Trailov R.P.T. Physical Therapy Clinic, Orthopedic Rehabilitation & Sports Medicine, Ltd.
Physical Rehabilitation Partners, Inc.
Physical Therapy Enterprises, Inc.
Physical Therapy Institute, Inc.
Physical Therapy Services of the Jersey Cape, Inc.
Physio - Associates, Inc.
Pro Active Therapy, Inc.
Pro Active Therapy of Ahoskie, Inc.
Pro Active Therapy of Gaffney, Inc.
Pro Active Therapy of Greenville, Inc.
Pro Active Therapy of North Carolina, Inc.
Pro Active Therapy of Rocky Mount, Inc.
Pro Active Therapy of South Carolina, Inc.
Pro Active Therapy of Virginia, Inc.
Professional Therapeutic Services, Inc.
Quad City Management, Inc.
RCI (Colorado), Inc.
RCI (Exertec), Inc.
RCI (Michigan), Inc.
RCI (S.P.O.R.T.), Inc.
RCI (WRS), Inc.
Rebound Oklahoma, Inc.
Redwood Pacific Therapies, Inc.
Rehab Advantage, Inc.
Rehab Managed Care of Arizona, Inc.
Rehab Provider Network - California, Inc.
Rehab Provider Network - East I, Inc.
Rehab Provider Network - East II, Inc.
Rehab Provider Network - Georgia, Inc.
Rehab Provider Network - Indiana, Inc.
Rehab Provider Network - Michigan, Inc.
Rehab Provider Network - New Jersey, Inc.
Rehab Provider Network - Ohio, Inc.
Rehab Provider Network - Oklahoma, Inc.
Rehab Provider Network - Pennsylvania, Inc.
Rehab Provider Network - Washington, D.C., Inc.
Rehab Provider Network of Colorado, Inc.
Rehab Provider Network of Florida, Inc.
Rehab Provider Network of Nevada, Inc.
Rehab Provider Network of New Mexico, Inc.
Rehab Provider Network of North Carolina, Inc.
Rehab Provider Network of Texas, Inc.
Rehab Provider Network of Wisconsin, Inc.
Rehab/Work Hardening Management Associates, Ltd.
RehabClinics, Inc.
RehabClinics (GALAXY), Inc.
RehabClinics (PTA), Inc.
RehabClinics (SPT), Inc.
RehabClinics Abilene, Inc.
RehabClinics Dallas, Inc.
RehabClinics Pennsylvania, Inc.
S.T.A.R.T., Inc.
Select Air II, Inc.
Select Employment Services, Inc.
Select Hospital Investors, Inc.
Select Management Services, LLC
SelectMark, Inc.
Select Medical of Kentucky, Inc.
Select Medical of Maryland, Inc.
Select Medical of New Jersey, Inc.
Select Medical of New York, Inc.
Select Medical of Ohio, Inc.
Select Medical of Pennsylvania, Inc.
Select Medical Rehabilitation Clinics, Inc.
Select Provider Networks, Inc.
Select Rehabilitation Management Services, Inc.
Select Software Ventures, LLC
Select Specialty Hospital - Akron, Inc.
Select Specialty Hospital - Albuquerque, Inc.
Select Specialty Hospital - Ann Arbor, Inc.
Select Specialty Hospital - Arizona, Inc.
Select Specialty Hospital - Battle Creek, Inc.
Select Specialty Hospital - Beech Grove, Inc.
Select Specialty Hospital - Bloomington, Inc.
Select Specialty Hospital - Boston, Inc.
Select Specialty Hospital - Central Detroit, Inc.
Select Specialty Hospital - Charleston, Inc.
Select Specialty Hospital - Cincinnati, Inc.
Select Specialty Hospital - Columbus, Inc.
Select Specialty Hospital - Columbus/Grant, Inc.
Select Specialty Hospital - Columbus/University, Inc.
Select Specialty Hospital - Conroe, Inc.
Select Specialty Hospital - Dallas, Inc.
Select Specialty Hospital - Denver, Inc.
Select Specialty Hospital - Durham, Inc.
Select Specialty Hospital - Erie, Inc.
Select Specialty Hospital - Escambia, Inc.
Select Specialty Hospital - Evansville, Inc.
Select Specialty Hospital - Flint, Inc.
Select Specialty Hospital - Fort Smith, Inc.
Select Specialty Hospital - Fort Wayne, Inc.
Select Specialty Hospital - Gadsden, Inc.
Select Specialty Hospital - Greensburg, Inc.
Select Specialty Hospital - Honolulu, Inc.
Select Specialty Hospital - Houston, Inc.
Select Specialty Hospital - Huntsville, Inc.
Select Specialty Hospital - Indianapolis, Inc.
Select Specialty Hospital - Jackson, Inc.
Select Specialty Hospital - Johnstown, Inc.
Select Specialty Hospital - Kansas City, Inc.
Select Specialty Hospital - Knoxville, Inc.
Select Specialty Hospital - Lansing, Inc.
Select Specialty Hospital - Lee, Inc.
Select Specialty Hospital - Leon, Inc.
Select Specialty Hospital - Lexington, Inc.
Select Specialty Hospital - Little Rock, Inc.
Select Specialty Hospital - Louisville, Inc.
Select Specialty Hospital - Macomb County, Inc.
Select Specialty Hospital - Macon, Inc.
Select Specialty Hospital - Marion, Inc.
Select Specialty Hospital - Memphis, Inc.
Select Specialty Hospital - Milwaukee, Inc.
Select Specialty Hospital - Morgantown, Inc.
Select Specialty Hospital - Nashville, Inc.
Select Specialty Hospital - New Orleans, Inc.
Select Specialty Hospital - North Knoxville, Inc.
Select Specialty Hospital - Northwest Detroit, Inc.
Select Specialty Hospital - Northwest Indiana, Inc.
Select Specialty Hospital - Oklahoma City, Inc.
Select Specialty Hospital - Oklahoma City/East Campus, Inc.
Select Specialty Hospital - Omaha, Inc.
Select Specialty Hospital - Orange, Inc.
Select Specialty Hospital - Palm Beach, Inc.
Select Specialty Hospital - Philadelphia/AEMC, Inc.
Select Specialty Hospital - Phoenix, Inc.
Select Specialty Hospital - Pittsburgh, Inc.
Select Specialty Hospital - Pontiac, Inc.
Select Specialty Hospital - Reno, Inc.
Select Specialty Hospital - Saginaw, Inc.
Select Specialty Hospital - San Antonio, Inc.
Select Specialty Hospital - Sarasota, Inc.
Select Specialty Hospital - Sioux Falls, Inc.
Select Specialty Hospital - South Dallas, Inc.
Select Specialty Hospital - Topeka, Inc.
Select Specialty Hospital - TriCities, Inc.
Select Specialty Hospital - Tulsa, Inc.
Select Specialty Hospital - Western Michigan, Inc.
Select Specialty Hospital - Western Missouri, Inc.
Select Specialty Hospital - Wichita, Inc.
Select Specialty Hospital - Wilmington, Inc.
Select Specialty Hospital - Wyandotte, Inc.
Select Specialty Hospital - Youngstown, Inc.
Select Specialty Hospital - Zanesville, Inc.
Select Specialty Hospitals, Inc.
Select Synergos, Inc.
Select Transport, Inc.
Select Unit Management, Inc.

SLMC Finance Corporation
South Jersey Physical Therapy Associates, Inc.
South Jersey Rehabilitation and Sports Medicine Center, Inc.
South Philadelphia Occupational Health, Inc.
Southpointe Fitness Center, Inc.
Southwest Emergency Associates, Inc.
Southwest Physical Therapy, Inc.
Southwest Therapists, Inc.
Sports & Orthopedic Rehabilitation Services, Inc.
Stephenson-Holtz, Inc.
The Center for Physical Therapy and Rehabilitation, Inc.
The Orthopedic Sports and Industrial Rehabilitation Network, Inc.
TJ Partnership I
Treister, Inc.
Valley Group Physical Therapists, Inc.
Vanguard Rehabilitation, Inc.
Victoria Healthcare, Inc.
Wayzata Physical Therapy Center, Inc.
West Penn Rehabilitation Services, Inc.
West Side Physical Therapy, Inc.
West Suburban Health Partners, Inc.
Yuma Rehabilitation Center, Inc.

                                                                     SCHEDULE II

                               KESSLER GUARANTORS

Kessler Rehabilitation Corporation
Wholly-Owned Subsidiaries of Kessler Rehabilitation Corporation
Argosy Health, LLC
Atra Services, Inc.
Community Rehab Centers of Massachusetts, Inc.
Core Rehab Management, LLC
CRF Rehabilitation Associates, Inc.
Edgewater Rehabilitation Associates, Inc.
Horizon Health & Rehabilitation, Inc.
Kessler Assisted Living Corporation
Kessler Care Center at Cedar Grove, Inc.
Kessler Care Center at Great Falls, Inc. (dissolution pending)
Kessler Care Center at St. Cloud, Inc. (dissolution pending)
Kessler Institute for Rehabilitation, Inc.
Kessler Occupational Medicine Centers, Inc.
Kessler Physical Therapy & Rehabilitation, Inc.
Kessler Rehab Centers, Inc.
Kessler Rehab of Connecticut, Inc.
Kessler Rehabilitation of Florida, Inc.
Kessler Rehabilitation of Maryland, Inc.
Kessler Rehabilitation Services, Inc.
Pennsylvania Rehab, Inc.
Physical Therapy Associates, P.C.
Wilpage, Inc.